Exhibit 10(b)

FIFTH AMENDMENT TO CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT dated as of November 15, 2017 (this “Amendment”), is entered into among WD-40 COMPANY, a Delaware corporation (the “Borrower”), the Guarantors identified on the signature pages hereto (together with the Borrower, each a “Loan Party” and collectively the “Loan Parties”)  and BANK OF AMERICA, N.A. (the “Lender”).  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (defined below).

RECITALS

A.The Loan Parties and the Lender entered into that certain Credit Agreement dated as of June 17, 2011 (as amended and modified from time to time, the “Credit Agreement”).

B.The parties hereto have agreed to amend the Credit Agreement as provided herein.

C.In consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows.

AGREEMENT

1.Amendments.

(a) The definition of “Note Purchase Agreement” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Note Purchase Agreement” means the Note Purchase and Private Shelf Agreement dated November 15, 2017 executed by the Company as accepted by PGIM, Inc., The Prudential Insurance Company of America, Farmers Insurance Exchange and Mid-Century Insurance Company.

(b) The definition of “Note Purchase Agreement Termination Date” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety.

(c) Section 7.14 of the Credit Agreement is hereby amended to read as follows:

7.14Guarantors under Note Purchase Agreement.

The Company will cause each Person which becomes a guarantor or borrower or which otherwise becomes an obligor with respect to any Indebtedness of the Company or any of its Subsidiaries under the Note Purchase Agreement or any document related thereto, to (a) execute and deliver to the Lender a Joinder Agreement or such other documents as the Lender shall deem appropriate for such purpose and (b)  upon the request of the Lender in its sole discretion, deliver to the Lender such Organization Documents, resolutions and favorable opinions of counsel, all in form, content and scope reasonably satisfactory to the Lender.

(d) A new Section 7.16 is hereby added to the Credit Agreement to read as follows:

7.16Most Favored Provisions.

If at any time any lender or other provider of credit under the Note Purchase Agreement has the benefit of one or more financial or operational covenants (whether set forth as a covenant, an event of default or otherwise) that is different than, or similar to but more restrictive than, the financial or operational covenants (whether set forth as a covenant, an event of default or otherwise) in this Agreement (each such financial or operational covenant of the Note Purchase Agreement referred to herein as a “Most Favored Provision”), then (a) each such Most Favored Provision shall immediately and automatically be incorporated by reference in this Agreement as if set forth fully herein, mutatis mutandis, and no such Most Favored Provision may thereafter be waived, amended or otherwise modified under this Agreement except pursuant to Section 11.01, and (b) the Company shall promptly, and in any event within 5 Business Days after entering into any Most Favored Provision, so advise the Lender in writing.  Thereafter, upon the request of the Lender, the Loan Parties shall enter into an amendment to this Agreement evidencing the incorporation of such Most Favored Provision, it being agreed and acknowledged that any failure to make such request or to enter into any such amendment shall in no way qualify or limit the incorporation by reference described in clause (a) of the immediately preceding sentence.

(e) The following paragraph is hereby added to the end of Section 8.01 of the Credit Agreement to read as follows:

Notwithstanding anything to the contrary in this Section 8.01 or any other provision of this Agreement or the other Loan Documents, the Loan Parties covenant that they will not, and will not permit any of their Subsidiaries to, create or permit to exist any Lien on any property securing Indebtedness under the Note Purchase Agreement unless and until the Obligations shall be secured equally and ratably with such Indebtedness pursuant to collateral documents, an intercreditor agreement and other agreements, instruments and documents acceptable to the Lender.

(f) The first line of Section 8.02 of the Credit Agreement is hereby amended to read as follows:

Make (i) any Investments in Heartland Corporation or (ii) make any other Investments, except (in the case of clause (ii) only):

(g) Section 8.03 of the Credit Agreement is hereby amended by replacing the period at the end of clause (h) thereof with the text “; and” and inserting the following clause (i) in appropriate alphabetical order to read as follows:

(i)Indebtedness arising under the Note Purchase Agreement in an aggregate principal amount not to exceed $20,000,000.

(h) The first line of Section 8.05 of the Credit Agreement is hereby amended to read as follows:

Make (i) any Disposition to Heartland Corporation or (ii) any other Disposition except (in the case of clause (ii) only):

(i) Section 8.09 of the Credit Agreement is hereby amended to read as follows:

Enter into, or permit to exist, any Contractual Obligation that (a) encumbers or restricts the ability of any such Person to (i) make Restricted Payments to any Loan Party, (ii) pay any Indebtedness or other obligation owed to any Loan Party, (iii) make loans or advances to any Loan

Party, (iv) transfer any of its property to any Loan Party, (v) pledge its property pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof or (vi) act as a Loan Party pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (i)-(vi) above) for (1) this Agreement and the other Loan Documents, (2) any document or instrument governing Indebtedness incurred pursuant to Section 8.03(e),  provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (3) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (4) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 8.05 pending the consummation of such sale, (5) other agreements entered into with the Lender and (6) the Note Purchase Agreement or (b) requires the grant of any security for any obligation if such property is given as security for the Obligations, except for the Note Purchase Agreement.

(j) Section 8.11(a) of the Credit Agreement is hereby amended to read as follows:

(a)[Reserved].

(k) Exhibit 8.11 to the Credit Agreement is hereby deleted in its entirety.

(l) Section 8.15(b) of the Credit Agreement is hereby amended to read as follows:

(b)no portion of the purchase price for acquiring the real property located at 9715 Businesspark Avenue, San Diego, California (together with tenant improvements thereon made on or prior to November 30, 2017) in an aggregate amount not to exceed $18,000,000 will be applied to reduce the annual amount of permitted Consolidated Capital Expenditures pursuant to this Section 8.15.

2.Effectiveness; Conditions Precedent.  This Amendment shall be effective, as of the date hereof, upon satisfaction of the following conditions precedent:

(a)The Lender shall have received copies of this Amendment duly executed by the Loan Parties.

(b)The Borrower shall have paid all reasonable fees, charges and disbursements of counsel to the Lender in connection with this Amendment (directly to such counsel if requested by the Lender).

4.Ratification of Loan Documents.  Each Loan Party acknowledges and consents to the terms set forth herein and agrees that this Amendment does not impair, reduce or limit any of its obligations under the Loan Documents.  This Amendment is a Loan Document.

5.Authority/Enforceability.  Each Loan Party represents and warrants as follows:

(a)It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligations, enforceable in accordance with its terms.

(c)No consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment, or, if such consent is required, it has been obtained.

(d)The execution and delivery of this Amendment does not (i) violate, contravene or conflict with any provision of its Organization Documents or (ii) materially violate, contravene or conflict with any Laws applicable to it or any of its Subsidiaries.

6.Representations and Warranties of the Loan Parties.  Each Loan Party represents and warrants that after giving effect to this Amendment (a) the representations and warranties of the Loan Party set forth in Article VI of the Credit Agreement are true and correct in all material respects as of the date hereof,  except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and (b) no event has occurred and is continuing which constitutes a Default.

7.Counterparts/Telecopy-pdf.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of executed counterparts of this Amendment by telecopy or pdf shall be effective as an original.

8.Governing Law.  This Amendment and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the laws of the state of California.

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IN WITNESS WHEREOF,  the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:	WD-40 COMPANY,
a Delaware Corporation

	By:	/s/ JAY W. REMBOLT
	Name:	Jay W. Rembolt
	Title:	Treasurer and Chief Financial Officer

GUARANTORS:	WD-40 MANUFACTURING COMPANY,
a California corporation

	By:	/s/ JAY W. REMBOLT
	Name:	Jay W. Rembolt
	Title:	Treasurer and Chief Financial Officer

HPD LABORATORIES INC.,
a Delaware corporation

	By:	/s/ JAY W. REMBOLT
	Name:	Jay W. Rembolt
	Title:	Treasurer and Chief Financial Officer

HEARTLAND CORPORATION,
a Kansas corporation

	By:	/s/ JAY W. REMBOLT
	Name:	Jay W. Rembolt
	Title:	Treasurer and Chief Financial Officer

LENDER:	BANK OF AMERICA, N.A.,
as a Lender,

	By:	/s/ CHRISTOPHER D. PANNACCIULLI
	Name:	Christopher D. Pannacciulli
	Title:	Senior Vice President

WD-40 COMPANY

FIFTH AMENDMENT TO

CREDIT AGREEMENT